UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Haleon plc

(Exact Name of Registrant as Specified in its Charter)

England and Wales	Not Applicable
(State of incorporation or organization)	(IRS Employer Identification No.)

Building 5, First Floor, The Heights, Weybridge, Surrey, KT13 0NY, United Kingdom
(Address of Principal Executive Offices)

FOR CO-REGISTRANTS, PLEASE SEE “TABLE OF CO-REGISTRANTS” ON THE FOLLOWING PAGE

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
3.024% Callable Fixed Rate Senior Notes Due 2024 (the “Callable Fixed Rate Notes”)	New York Stock Exchange LLC
Callable Floating Rate Senior Notes Due 2024 (the “Callable Floating Rate Notes”)	New York Stock Exchange LLC
3.125% Fixed Rate Senior Notes due 2025 (the “2025 Fixed Rate Notes”)	New York Stock Exchange LLC
3.375% Fixed Rate Senior Notes due 2027 (the “2027 Fixed Rate Notes”)	New York Stock Exchange LLC
3.375% Fixed Rate Senior Notes due 2029 (the “2029 Fixed Rate Notes”)	New York Stock Exchange LLC
3.625% Fixed Rate Senior Notes due 2032 (the “2032 Fixed Rate Notes”)	New York Stock Exchange LLC
4.000% Fixed Rate Senior Notes due 2052 (the “2052 Fixed Rate Notes”)	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-267650

Securities to be registered pursuant to Section 12(g) of the Act:

None.

TABLE OF CO-REGISTRANTS*

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, including Zip Code of Registrant’s Principal Executive Offices
GSK Consumer Healthcare Capital US LLC	Delaware	87-1460855	184 Liberty Corner Road, Suite 200, Warren NJ 07059, United States

GSK Consumer Healthcare Capital UK plc	England and Wales	Not Applicable	Building 5, First Floor, The Heights, Weybridge, Surrey, KT13 0NY, United Kingdom

*

GSK Consumer Healthcare Capital US LLC is the issuer of the Callable Fixed Rate Notes, the Callable Floating Rate Notes, the 2027 Fixed Rate Notes, the 2029 Fixed Rate Notes, the 2032 Fixed Rate Notes and the 2052 Fixed Rate Notes (collectively, the “US Issuer Notes”) being registered hereunder. GSK Consumer Healthcare Capital UK plc is the issuer of the 2025 Fixed Rate Notes (together with the US Issuer Notes, the “Notes”). The Notes are unconditionally guaranteed by Haleon plc.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The registrants have filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-4 dated as of September 29, 2022 (File No. 333-267650), amended by a pre-effective amendment on October 24, 2022 (as amended, the “Registration Statement”), relating to the securities to be registered hereunder, which became effective on October 27, 2022.

Item 1. Description of Registrant’s Securities to be Registered.

The information set forth in the sections captioned “Summary of the Terms of the New Notes” and “Description of the New Notes and Guarantee” in the Registration Statement are each incorporated herein by reference.

Item 2. Exhibits.

Number	Description

4.1	Indenture dated as of March 24, 2022 among GlaxoSmithKline plc and the Registrants and Deutsche Bank Trust Company Americas, as trustee, registrar, paying agent, transfer agent and calculation agent (incorporated by reference to Exhibit 4.17 to the Registration Statement on Form 20-F, filed with the SEC on June 1, 2022, File No. 001-41411).

4.2	Form of Callable Fixed Rate Global Note (incorporated by reference to Exhibit 4.3 to the Registration Statement).

4.3	Form of Callable Floating Rate Global Note (incorporated by reference to Exhibit 4.4 to the Registration Statement).

4.4	Form of 2025 Fixed Rate Global Note (incorporated by reference to Exhibit 4.5 to the Registration Statement).

4.5	Form of 2027 Fixed Rate Global Note (incorporated by reference to Exhibit 4.6 to the Registration Statement).

4.6	Form of 2029 Fixed Rate Global Note (incorporated by reference to Exhibit 4.7 to the Registration Statement).

4.7	Form of 2032 Fixed Rate Global Note (incorporated by reference to Exhibit 4.8 to the Registration Statement).

4.8	Form of 2052 Fixed Rate Global Note (incorporated by reference to Exhibit 4.9 to the Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

Date: November 2, 2022	Haleon plc

	By:	/s/ Amanda Mellor
	Name: Title:	Amanda Mellor Company Secretary

Date: November 2, 2022	GSK Consumer Healthcare Capital US LLC

	By:	/s/ Charles David Simpson
	Name:	Charles David Simpson
	Title:	Vice President

Date: November 2, 2022	GSK Consumer Healthcare Capital UK plc

	By:	/s/ Michael Rowe
	Name:	Michael Rowe
	Title:	Director and Group Treasurer